REPRESENTATIVES WARRANT AGREEMENT

August 13 September ____, 1999


REDSTONE SECURITIES, INC.
     As Representative of the Several Underwriters
101 Fairchild Avenue
Plainview, New York  10110

Gentlemen:

         Rampart Capital Corporation, a Texas corporation (the ACompany@), hereby agrees to sell to you, and you hereby agree to purchase from the Company at an aggregate purchase price of $100, stock purchase warrants (the ARepresentative=s Warrants@) covering 150,000 shares (the AShares@) to purchase up to an aggregate of 50,000 Units (the AUnits@), each consisting of two shares of the Company=s Common Stock, $.01 par value (the ACommon Stock@), and one redeemable common stock purchase warrant (the AWarrants@) of the Company, or the underlying Common Stock and Warrants, if separately transferable, issued in accordance with the terms of the Warrant Agreement (the AWarrant Agreement@), dated as of ____________, 1999, between the Company and American Stock Transfer & Trust Co., New York, New York, as warrant agent (the AWarrant Agent@). The Representative=s Warrants will be exercisable by you as to all or any lesser number of Shares covered thereby Units, or the underlying Common Stock and Warrants, if separately transferable, at the Purchase Price per Share Unit as defined below, at any time and from time to time on and after the first anniversary of the date hereof and ending at 5:00 p.m. on the fifth anniversary of the date hereof.

1.       Definitions.

         As used herein, the following terms, unless the context otherwise requires, shall have for all purposes hereof the following meanings:

         The term AAct@ refers to the Securities Act of 1933, as amended.

         The term AAffiliate@ of any Person refers to any Person directly or indirectly controlling, controlled by or under direct or indirect common control with, such other Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

         The term ACommission@ refers to the Securities and Exchange Commission.

         The term ACommon Stock@ refers to all stock of any class or classes (however designated) of the Company, now or hereafter authorized, the holders of which shall have the right without limitation as to amount, either to all or to a part of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any Shares shares entitled to preference, and the holders of which shall ordinarily, in the absence of contingency, be entitled to vote for the election of a majority of the directors of the Company (even though the right so to vote has been suspended by the occurrence of such a contingency).

         The term ACurrent Market Price@ on any date refers to the average of the daily Market Price per Share share for the 30 consecutive Trading Days commencing 45 Trading Days before the date in question.

         The term AExchange Act@ refers to the Securities Exchange Act of 1934, as amended.

         The term AMarket Price@ refers to the closing sale price on the American Stock Exchange (AAMEX@) or, if no closing sale price is reported, the closing bid price of the Common Stock, as quoted on the Nasdaq National Market, or, if the Common Stock is not quoted on the Nasdaq National Market, as reported by the National Quotation Bureau Incorporated. If Market Price cannot be established as described above, Market Price shall be the fair market value of the Common Stock as determined in good faith by the Board of Directors whose determination shall be conclusive.

         The term AOther Securities@ refers to any securities of the Company (other than the Units, Common Stock ) or Warrants) or any other person (corporate or otherwise) which the holders of the Representative=s Warrants at any time shall be entitled to receive, or shall have received, upon the exercise of the Representative=s Warrants, in lieu of or in addition to the Units, Common Stock or Warrants, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Units, Common Stock, Warrants or Other Securities pursuant to Section 6 below or otherwise.

         The  term  APerson@   refers  to  an  individual,   a  partnership,   a
corporation, a trust, a joint venture, an unincorporated organization and a government or any department or agency thereof.

         The term AProspectus@ shall mean the final prospectus of the Company, dated the date hereof, relating to the offer and sale of Common Stock Units.

         The term APurchase Price@ refers to the purchase price per Share of the Common Stock Unit subject to this Agreement. The Purchase Price shall equal to 165% of the initial offering price to public of the Common Stock per Unit as set forth in the Prospectus, subject to adjustment as provided in Section 6 below.

         The term ARegistration Statement@ refers to a Registration Statement filed with the Commission pursuant to the Rules and Regulations of the Commission promulgated under the Act.

         The term ATrading Day@ shall mean a day on which the Nasdaq National Market System or the principal national securities exchange on which the Common Stock is listed or admitted to trading is open for the transaction of business.

         The term  AUnderlying  Stock  Securities@  refers to the Shares  Units,
Common Stock and Warrants (or Other Securities) issuable under this Warrant Agreement pursuant to the exercise, in whole or in part, of the Representative=s Warrants.

         The purchase and sale of the Representative=s Warrants shall take place, and the purchase price therefor shall be paid by delivery of your check, simultaneously with the purchase of and payment for any Shares Units as provided in the Underwriting Agreement between the Company and you, dated the date hereof.

2.       Representations and Warranties.

         The Company represents and warrants to you as follows:

         (a) Corporate Action. The Company has all requisite corporate power and authority, and has taken all necessary corporate action, to execute and deliver this Agreement, to issue and deliver the Representative=s Warrants and certificates evidencing same, and to authorize and reserve for issuance, and upon payment from time to time of the Purchase Price to issue and deliver, the Shares. Units, including the Common Stock and the Warrants and shares of Common stock underlying the Warrants.

         (b) No Violation. Neither the execution nor delivery of this Agreement, the consummation of the actions herein contemplated nor compliance with the terms and provisions hereof will conflict with, or result in a breach of, or constitute a default or an event permitting acceleration under, any of the terms, provisions or conditions of the Articles of Incorporation or Bylaws of the Company or any indenture, mortgage, deed of trust, note, bank loan, credit agreement, franchise, license, lease, permit, judgment, decree, order, statute, rule or regulation or any other agreement, understanding or instrument to which the Company is a party or by which it is bound. 3. Compliance with the Act.

         (a) Transferability of Representative=s Warrants. You agree that the Representative=s Warrants may not be transferred, sold, assigned or hypothecated for a period of one (1) year from the date hereof, except to (i) persons who are officers of you; (ii) a successor to you in a merger or consolidation; (iii) a purchaser of all or substantially all of your assets; (iv) your shareholders in the event you are liquidated or dissolved; and (v) persons who are officers or partners of participating broker-dealers.

         (b) Registration of Underlying Stock. Securities. The Underlying Stock Securities issuable upon the exercise of the Representative=s Warrants have not been registered under the Act. You agree not to make any sale or other disposition of the Underlying Stock Securities except pursuant to a Registration Statement which has become effective under the Act, setting forth the terms of such offering, the underwriting discount and the commissions and any other pertinent data with respect thereto, unless you have provided the Company with an opinion of counsel reasonably acceptable to the Company that such registration is not required.

         (c) Inclusion in Registration of Other Securities. If at any time commencing one year after the date hereof but prior to the fifth anniversary of the date hereof, the Company shall propose the registration on an appropriate form under the Act of any Shares shares of Common Stock or Other Securities, the Company shall at least 30 days prior to the filing of such Registration Statement give you written notice, or telegraphic or telephonic notice followed as soon as practicable by written confirmation thereof, of such proposed registration and, upon written notice, or telegraphic or telephonic notice followed as soon as practicable by written confirmation thereof, given to the Company within five business days after the giving of such notice by the Company, shall include or cause to be included in any such Registration Statement all or such portion of the Underlying Stock Securities as you may request, provided, however, that the Company may at any time withdraw or cease proceeding with any such registration if it shall at the same time withdraw or cease proceeding with the registration of such Common Stock or such Other Securities originally proposed to be registered.

                  Notwithstanding any provision of this Agreement to the contrary, if any holder of Representative=s Warrants exercises such Representative=s Warrants but shall not have included all the Underlying Stock Securities in a Registration Statement which complies with Section 10(a)(3) of the Act, which has been effective for at least 30 calendar days following the exercise of the Representative=s Warrants, the registration rights set forth in this Section 3(c) shall be extended until such time as (i) such a Registration Statement including such Underlying Stock Securities has been effective for at least 30 calendar days or (ii) in the opinion of counsel satisfactory to you and the Company, registration is not required under the Act or under applicable state laws for resale of the Underlying Stock Securities in the manner proposed.

         (d) Company's Obligations in Registration. In connection with any offering of Underlying Securities pursuant to Section 3(c) above, the Company shall:

(i) Notify you as to the filing thereof and of all amendments or supplements thereto filed prior to the effective date thereof;

(ii) Comply with all applicable rules and regulations of the Commission;

(iii) Notify you immediately, and confirm the notice in writing, (1) when the Registration Statement becomes effective, (2) of the issuance by the Commission of any stop order or of the initiation, or the threatening, of any proceedings for that purpose, (3) of the receipt by the Company of any notification with respect to the suspension of qualification of the Underlying Securities for sale in any jurisdiction or of the initiation, or the threatening, of any proceedings for that purpose and (4) of the receipt of any comments, or requests for additional information, from the Commission or any state regulatory authority. If the Commission or any state regulatory authority shall enter such a stop order or order suspending qualification at any time, the Company will make every reasonable effort to obtain the lifting of such order as promptly as practicable.

(iv) During the time when a Prospectus is required to be delivered under the Act during the period required for the distribution of the Underlying Securities, comply so far as it is able with all requirements imposed upon it by the Act, as hereafter amended, and by the Rules and Regulations promulgated thereunder, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Underlying Securities. If at any time when a Prospectus relating to the Underlying Securities is required to be delivered under the Act any event shall have occurred as a result of which, in the opinion of counsel for the Company or your counsel, the Prospectus relating to the Underlying Securities as then amended or supplemented includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend such Prospectus to comply with the Act, the Company will promptly prepare and file with the Commission an appropriate amendment or supplement (in form satisfactory to you).

(v) Endeavor in good faith, in cooperation with you, at or prior to the time the Registration Statement becomes effective, to qualify the Underlying Securities for offering and sale under the securities laws relating to the offering or sale of the Underlying Securities of such jurisdictions as you may reasonably designate and to continue the qualifications in effect so long as required for purposes of the sale of the Underlying Securities; provided that no such qualification shall be required in any jurisdiction where, as a result thereof, the Company would be subject to service of general process, or to taxation as a foreign corporation doing business in such jurisdiction. In each jurisdiction where such qualification shall be effected, the Company will, unless you agree that such action is not at the time necessary or advisable, file and make such statements or reports at such times as are or may reasonably be required by the laws of such jurisdiction. For the purposes of this paragraph, Agood faith@ is defined as the same standard of care and degree of effort as the Company will use to qualify its securities other than the Underlying Securities.

(vi) Make generally available to its security holders as soon as practicable, but not later than the first day of the eighteenth full calendar month following the effective date of the Registration Statement, an earnings statement (which need not be certified by independent public or independent certified public accountants unless required by the Act or the rules and regulations promulgated thereunder, but which shall satisfy the provisions of Section 11(a) of the Act) covering a period of at least twelve months beginning after the effective date of the Registration Statement.

(vii) After the effective date of such Registration Statement, prepare, and promptly notify you of the proposed filing of, and promptly file with the Commission, each and every amendment or supplement thereto or to any Prospectus forming a part thereof as may be necessary to make any statements therein not misleading; provided that no such amendment or supplement shall be filed if you shall object thereto in writing promptly after being furnished a copy thereof.


(viii) Furnish to you, as soon as available, copies of any such Registration Statement and each preliminary or final Prospectus, or supplement or amendment prepared pursuant thereto, all in such quantities as you may from time to time reasonably request;

(ix) Make such representations and warranties to any underwriter of the Underlying Securities, and use your best efforts to cause Company counsel to render such opinions to such underwriter, as such underwriter may reasonably request; and

(x) Pay all costs and expenses incident to the performance of the Company's obligations under Sections 3(c) and 3(d), including, without limitation, the fees and disbursements of the Company=s auditors and legal counsel, fees and disbursements of legal counsel for you, registration, listing and filing fees, printing expenses and expenses in connection with the transfer and delivery of the Underlying Stock Securities; provided, however, that the Company shall not be responsible for compensation and reimbursement of expenses to underwriters or selling agents for the included Underlying Securities.

         (e) Agreements by Warrant Holder. In connection with the filing of a Registration Statement pursuant to Section 3(c) above, if you participate in the offering by including the Underlying Securities owned by you, you agree:

(i) To furnish the Company all material information requested by the Company concerning yourself and your holdings of securities of the Company and the proposed method of sale or other disposition of the Underlying Securities and such other information and undertakings as shall be reasonably required in connection with the preparation and filing of any such Registration Statement covering all or a part of the Underlying Securities and in order to ensure full compliance with the Act; and

(ii) To cooperate in good faith with the Company and its underwriters, if any, in connection with such registration, including placing the Underlying Securities to be included in such Registration Statement in escrow or custody to facilitate the sale and distribution thereof.

         (f) Indemnification. The Company shall indemnify and hold harmless you and any underwriter (as defined in the Act) for you, and each person, if any, who respectively controls you or such underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any loss, liability, claim, damage and expense whatsoever (including but not limited to any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever), joint or several, to which any of you or such underwriter or such controlling person becomes subject, under the Act or otherwise, insofar as such loss, liability, claim, damage and expense (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in (i) a Registration Statement covering the Underlying Securities, in the prospectus contained therein, or in an amendment or supplement thereto or
(ii) in any application or other document or communication (in this Section collectively called Aapplication@) executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Underlying Securities under the securities laws thereof or filed with the Commission, or arise out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company shall not be obligated to indemnify in any such case to the extent that any such loss, claim, damage, expense or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon, and in conformity with, written information respectively furnished by you or such underwriter or such controlling person for use in the Registration Statement, or any amendment or supplement thereto, or any application, as the case may be.

                  If any action is brought against a person in respect of which indemnity may be sought against, the Company pursuant to the foregoing paragraph, such person shall promptly notify the Company in writing of the institution of such action and the Company shall assume the defense of the action, including the employment of counsel (satisfactory to the indemnified person in its reasonable judgment) and payment of expenses. The indemnified person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified person or unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of the action or the Company shall not have employed counsel to have charge of the defense of the action or the indemnified person shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of the action on behalf of the indemnified person), in any of which events these fees and expenses shall be borne by the Company. Anything in this paragraph to the contrary notwithstanding, the Company shall not be liable for any settlement of any claim or action effected without its written consent. The Company's indemnity agreements contained in this Section shall remain in full force and effect regardless of any investigation made by or on behalf of any indemnified person, and shall survive any termination of this Agreement. The Company agrees promptly to notify you of the commencement of any litigation or proceedings against the Company or any of its officers or directors in connection with the Registration Statement pursuant to Section 3(c) above.

                  If you choose to include any Underlying Securities in a public offering pursuant to Section 3(c) or above, then you agree to indemnify and hold harmless the Company and each of its directors and officers who have signed any such Registration Statement, and any underwriter for the Company (as defined in the Act), and each person, if any, who controls the Company or such underwriter within the meaning of the Act, to the same extent as the indemnity by the Company in this Section 3(f) but only with respect to statements or omissions, if any, made in such Registration Statement, or any amendment or supplement thereto, or in any application in reliance upon, and in conformity with, written information furnished by you to the Company for use in the Registration Statement, or any amendment or supplement thereto, or any application, as the case may be. In case any action shall be brought in respect of which indemnity may be sought against you, you shall have the rights and duties given to the Company, and the persons so indemnified shall have the rights and duties given to you by the provisions of the first paragraph of this Section.

                  The Company further agrees that, if the indemnity provisions of the foregoing paragraphs are held to be unenforceable, any holder of a Representative=s Warrant or controlling person of such a holder may recover contribution from the Company in an amount which, when added to contributions such holder or controlling person has theretofore received or concurrently receives from officers and directors of the Company or controlling persons of the Company, will reimburse such holder or controlling person for all losses, claims, damages or liabilities and legal or other expenses; provided, however, that if the full amount of the contribution specified in this Section 3(f) is not permitted by law, then such holder or controlling person shall be entitled to contribution from the Company and its officers, directors and controlling persons to the full extent permitted by law.

4.       Exercise of Representative=s Warrants.

         (a) Cash Exercise. Each Representative=s Warrant may be exercised in full or in part (but not as to a fractional Share) share of Common Stock) by the holder thereof by surrender of the Warrant Certificate, with the form of subscription at the end thereof duly executed by such holder, to the Company at its principal office, accompanied by payment, in cash or by certified or bank cashier=s check payable to the order of the Company, in the respective amount obtained by multiplying the number of Shares Units to be purchased by the Purchase Price per Share Unit.

         (b) Net Exercise. Notwithstanding anything to the contrary contained in
Section 4(a), any holder of a Representative=s Warrant may elect to exercise the Representative=s Warrant in full or in part and receive Shares Units on a Anet exercise@ basis in an amount equal to the value of the Representative=s Warrant by delivery of the form of subscription attached to the Warrant Certificate and surrender of the Representative=s Warrant at the principal office of the Company, in which event the Company shall issue to the holder a number of Shares Units computed using the following formula:

                           X=       (P)(Y)(A-B)
                                             A

         Where:            X=       the number of Shares Units to be issued to
                                   holder.

                           P= the portion of the Representative=s Warrant being exercised (expressed as a fraction).

                           Y=       the total  number of Shares  Units  issuable
                                    upon   exercise   of  the   Representative=s
                                    Warrant.

                           A=       the Current Market Price of one Share Unit.

                           B=       Purchase Price.

         (c) Partial Exercise. Prior to the expiration of the Representative=s Warrants, upon any partial exercise, the Company at its expense will forthwith issue and deliver to or upon the order of the purchasing holder, a new Warrant Certificate or Certificates of like tenor, in the name of the holder thereof or as such holder (upon payment by such holder of any applicable transfer taxes) may request calling in the aggregate for the purchase of the number of Shares of the Underlying Stock Securities equal to the number of such Shares Units called for on the face of the Warrant Certificate (after giving effect to any adjustment therein as provided in Section 6 below) minus the number of such Shares Units (after giving effect to such adjustment) designated by the holder in the aforementioned form of subscription.

         (d) Company to Reaffirm Obligations. The Company will, at the time of any exercise of any Representative=s Warrant, upon the request of the holder thereof, acknowledge in writing its continuing obligation to afford to such holder any rights (including without limitation any right to registration of the Shares Units issued upon such exercise) to which such holder shall continue to be entitled after such exercise in accordance with the provisions of this Agreement; provided, however, that if the holder of a Representative=s Warrant shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to such holder any such rights.

5.       Delivery of Certificates on Exercise.

         As soon as practicable after the any exercise of any Representative=s Warrant in full or in part, and in any event within twenty days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the purchasing holder thereof, a certificate or certificates for the number of fully paid and nonassessable shares of the Underlying Common Stock and Warrants to which such holder shall be entitled upon such exercise, plus in lieu of any fractional share to which such holder would otherwise be entitled, cash in an amount determined pursuant to Section 7(g), together with any other stock or other securities and property (including cash, where applicable) to which such holder is entitled upon such exercise pursuant to Section 6 below or otherwise.

6.       Anti-Dilution Provisions.

         The Representative=s Warrants are subject to the following terms and conditions during the term thereof:

         (a) Stock Distributions and Splits. In case (i) the outstanding Shares shares of Common Stock (or Other Securities) shall be subdivided into a greater number of shares or (ii) a dividend in Common Stock (or Other Securities) shall be paid in respect of Common Stock (or Other Securities), the Purchase Price per Share share in effect immediately prior to such subdivision or at the record date of such dividend or distribution shall simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend or distribution be proportionately reduced; and if outstanding Shares shares of Common Stock (or Other Securities) shall be combined into a smaller number of shares thereof, the Purchase Price per Share share in effect immediately prior to such combination shall simultaneously with the effectiveness of such combination be proportionately increased. Any dividend paid or distributed on the Common Stock (or Other Securities) in stock or any other securities convertible into Shares shares of Common Stock (or Other
Securities) shall be treated as a dividend paid in Common Stock (or Other Securities) to the extent that Shares shares of Common Stock (or Other Securities) are issuable upon the conversion thereof.

         (b) Adjustments. Whenever the Purchase Price per Share Unit is adjusted as provided in Section 6(a) above, the number of Shares Units purchasable upon exercise of the Representative=s Warrants immediately prior to such Purchase Price adjustment shall be adjusted, effective simultaneously with such Purchase Price adjustment, to equal the product obtained (calculated to the nearest full Share) Unit) by multiplying such number of Shares Units by a fraction, the numerator of which is the Purchase Price per Share Unit in effect immediately prior to such Purchase Price adjustment and the denominator of which is the Purchase Price per Share Unit in effect upon such Purchase Price adjustment, which adjusted number of Shares Units shall thereupon be the number of Shares Units purchasable upon exercise of the Representative=s Warrants until further adjusted as provided herein.

         (c) Reorganizations. In case the Company shall be recapitalized by reclassifying its outstanding Common Stock (or Other Securities) into a stock with a different par value or by changing its outstanding Common Stock (or Other Securities) with par value to stock without par value, then, as a condition of such reorganization, lawful and adequate provision shall be made whereby each holder of a Representative=s Warrant shall thereafter have the right to purchase, upon the terms and conditions specified herein, in lieu of the Shares shares of Common Stock (or Other Securities) theretofore purchasable upon the exercise of the Representative=s Warrants, the kind and amount of shares of stock and other securities receivable upon such recapitalization by a holder of the number of Shares shares of Common Stock (or Other Securities) which the holder of a Representative=s Warrant might have purchased immediately prior to such recapitalization. If any consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation, shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such consolidation, merger or sale, lawful and adequate provisions shall be made whereby the holder hereof shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Warrant Agreement and in lieu of the Shares shares of the Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding Shares shares of such Common Stock equal to the number of Shares shares of such stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby had such consolidation, merger or sale not taken place, and in any such case, appropriate provision shall be made with respect to the rights and interests of the holders of Representative=s Warrants to the end that the provisions hereof (including without limitation provisions for adjustments of the Purchase Price and of the number of Shares Units purchasable and receivable upon the exercise of the Representative=s Warrants) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof (including an immediate adjustment, by reason of such consolidation or merger, of the Purchase Price to the value for the Common Stock reflected by the terms of such consolidation or merger if the value so reflected is less than the Purchase Price in effect immediately prior to such consolidation or merger). In the event of a merger or consolidation of the Company with or into another corporation as a result of which a number of Shares shares of Common Stock of the surviving corporation greater or lesser than the number of Shares shares of Common Stock of the Company outstanding immediately prior to such merger or consolidation are issuable to holders of Common Stock of the Company, then the Purchase Price in effect immediately prior to such merger or consolidation shall be adjusted in the same manner as though there were a subdivision or combination of the outstanding Shares shares of Common Stock of the Company. The Company will not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument executed and mailed or delivered to the registered holder hereof at the last address of such holder appearing on the books of the Company, the obligation to deliver to such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to purchase. If a purchase, tender or exchange offer is made to and accepted by the holders of more than of the outstanding Shares shares of Common Stock of the Company, the Company shall not effect any consolidation, merger or sale with the Person having made such offer or with any Affiliate of such Person, unless prior to the consummation of such consolidation, merger or sale the holders of Representative=s Warrants shall have been given a reasonable opportunity to then elect to receive upon the exercise of Representative=s Warrants either the stock, securities or assets then issuable with respect to the Common Stock of the Company or the stock, securities or assets, or the equivalent issued to previous holders of the Common Stock in accordance with such offer.

         (d) Effect of Dissolution or Liquidation. In case the Company shall dissolve or liquidate all or substantially all of its assets, all rights under this Agreement shall terminate as of the date upon which a certificate of dissolution or liquidation shall be filed with the Secretary of the State of Texas (or, if the Company theretofore shall have been merged or consolidated with a corporation incorporated under the laws of another state, the date upon which action of equivalent effect shall have been taken); provided, however, that (i) no dissolution or liquidation shall affect the rights under Section 6(c) of any holder of a Representative=s Warrant and (ii) if the Company's Board of Directors shall propose to dissolve or liquidate the Company, each holder of a Representative=s Warrant shall be given written notice of such proposal at the earlier of (x) the time when the Company's shareholders are first given notice of the proposal or (y) the time when notice to the Company's shareholders is first required.

         (e) Notice of Change of Purchase Price. Whenever the Purchase Price per Share Unit or the kind or amount of securities purchasable under the Representative=s Warrants shall be adjusted pursuant to any of the provisions of this Agreement, the Company shall forthwith thereafter cause to be sent to each holder of a Representative=s Warrant, a certificate setting forth the adjustments in the Purchase Price per Share Unit and/or in such number of Shares Unit, and also setting forth in detail the facts requiring, such adjustments, including without limitation a statement of the consideration received or deemed to have been received by the Company for any additional shares of stock issued by it requiring such adjustment. In addition, the Company at its expense shall within 90 days following the end of each of its fiscal years during the term of this Agreement, and promptly upon the reasonable request of any holder of a Representative=s Warrant in connection with the exercise from time to time of all or any portion of any Representative=s Warrant, cause independent certified public accountants of recognized standing selected by the Company to compute any such adjustment in accordance with the terms of the Representative=s Warrants and prepare a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment is based.

         (f) Notice of a Record Date. In the event of (i) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend payable out of earned surplus of the Company) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, (ii) any capital reorganization of the Company, or any reclassification or recapitalization of the capital stock of the Company, or any transfer of all or substantially all of the assets of the Company to, or consolidation or merger of the Company with or into, any other person or (iii) any voluntary or involuntary dissolution or liquidation of the Company, then and in each such event the Company will mail or cause to be mailed to each holder of a Representative=s Warrant a notice specifying not only the date on which any such record is to be taken for the purpose of such dividend, distribution or right and stating the amount and character of such dividend, distribution or right, but also the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any, as of which the holders of record of Common Stock (or Other Securities) shall be entitled to exchange their Shares shares of Common Stock (or other Securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up. Such notice shall be mailed at least twenty (20) days prior to the proposed record date therein specified.

7.       Further Covenants of the Company.

         (a) Reservation of Stock. The Company shall at all times reserve and keep available, solely for issuance and delivery upon the exercise of the Representative=s Warrants, all Shares Units from time to time issuable upon the exercise of the Representative=s Warrants and shall take all necessary actions to ensure that the par value per Share Unit, if any, of the Underlying Stock Securities is, at all times equal to or less than the then effective Purchase Price per Share Unit.

         (b) Title to Shares. Units. All shares of the Underlying Stock Securities delivered upon the exercise of the Representative=s Warrants shall be validly issued, fully paid and nonassessable; each holder of a Representative=s Warrant shall receive good and marketable title to the Underlying Stock Securities, free and clear of all voting and other trust arrangements, liens, encumbrances, equities and adverse claims whatsoever; and the Company shall have paid all taxes, if any, in respect of the issuance thereof.

         (c) Listing on Securities Exchanges; Registration. If the Company at any time shall list any Common Stock on any national securities exchange, the Company will, at its expense, simultaneously list on such exchange, upon official notice of issuance upon the exercise of the Representative=s Warrants, and maintain such listing of, all shares of the Underlying Stock Securities from time to time issuable upon the exercise of the Representative=s Warrants; and the Company will so list on any national securities exchange, will so register and will maintain such listing of, any Other Securities if and at the time that any securities of like class or similar type shall be listed on such national securities exchange by the Company.

         (d) Exchange of Representative=s Warrants. Subject to Section 3(a) hereof, upon surrender for exchange of any Warrant Certificate to the Company, the Company at its expense will promptly issue and deliver to or upon the order of the holder thereof a new Warrant Certificate or certificates of like tenor, in the name of such holder or as such holder (upon payment by such holder of any applicable transfer taxes) may direct, calling in the aggregate for the purchase of the number of Shares Units called for on the face or faces of the Warrant Certificate or Certificates so surrendered.

         (e) Replacement of Representative=s Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant Certificate and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, upon surrender and cancellation of such Warrant Certificate, the Company, at the expense of the warrant holder will execute and deliver, in lieu thereof, a new Warrant Certificate of like tenor.

         (f) Reporting by the Company. The Company agrees that, if it files a Registration Statement during the term of the Representative=s Warrants, it will use its best efforts to keep current in the filing of all forms and other materials which it may be required to file with the appropriate regulatory authority pursuant to the Exchange Act, and all other forms and reports required to be filed with any regulatory authority having jurisdiction over the Company.

         (g) Fractional Shares. Units. No fractional Shares Units are to be issued upon the exercise of any Representative=s Warrant, but the Company shall pay a cash adjustment in respect of any fraction of a Share Unit which would otherwise be issuable in an amount equal to the same fraction of the highest market price per Share Unit on the day of exercise, as determined by the Company.

8.       Other Holders.

         The Representative=s Warrants are issued upon the following terms, to all of which each holder or owner thereof by the taking thereof consents and agrees as follows: (a) any person who shall become a transferee, within the limitations on transfer imposed by Section 3(a) hereof, of a Representative=s Warrant properly endorsed shall take such Representative=s Warrant subject to the provisions of Section 3(a) hereof and thereupon shall be authorized to represent himself as absolute owner thereof and, subject to the restrictions contained in this Agreement, shall be empowered to transfer absolute title by endorsement and delivery thereof to a permitted bona fide purchaser for value;
(b) each prior taker or owner waives and renounces all of his equities or rights in such Representative=s Warrant in favor of each such permitted bona fide purchaser, and each such permitted bona fide purchaser shall acquire absolute title thereto and to all rights presented thereby; (c) until such time as the respective Representative=s Warrant is transferred on the books of the Company, the Company may treat the registered holder thereof as the absolute owner thereof for all purposes, notwithstanding any notice to the contrary and (d) all references to the word Ayou@ in this Warrant Agreement shall be deemed to apply with equal effect to any person to whom a Warrant Certificate or Certificates have been transferred in accordance with the terms hereof, and where appropriate, to any person holding shares of the Underlying Stock Securities.

9.       Miscellaneous.

         All notices, certificates and other communications from or at the request of the Company to the holder of any Representative=s Warrant shall be mailed by first class, registered or certified mail, postage prepaid, to such address as may have been furnished to the Company in writing by such holder, or, until an address is so furnished, to the address of the last holder of such Representative=s Warrant who has so furnished an address to the Company, except as otherwise provided herein. This Agreement and any of the terms hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Texas. The headings in this Agreement are for reference only and shall not limit or otherwise affect any of the terms hereof. This Agreement, together with the forms of instruments annexed hereto as Schedule I, constitutes the full and complete agreement of the parties hereto with respect to the subject matter hereof.

         IN WITNESS WHEREOF, this Representative=s Warrant Agreement has been duly executed on the date hereof.

                                               Rampart Capital Corporation




                                 By:_____________________ ______
                                      Charles W. Janke J. H. Carpenter
                                  Chairman and Chief Executive Officer President

                                   Redstone Securities, Inc.




                           By:____________________________________
                                           Robert A. Shuey, III

                                                         EXHIBIT A


Warrant Agreement

35541_5 - 75205/00005
                                   SCHEDULE I

                           RAMPART CAPITAL CORPORATION
                               Warrant Certificate
    Evidencing Right to Purchase 150,000 Shares of Common Stock 50,000 Units

         This is to certify that Redstone Securities, Inc. (ARSI@) or assigns, is entitled to purchase at any time or from time to time after 10:00 a.m., Dallas, Texas New York, New York time, on August 13, 1999 September ____, 2000 and until 5:00 p.m., Dallas, Texas New York, New York time, on August 13 September ___, 2004 up to the above referenced number of shares (the AShares@) Units (the AUnits@), each consisting of two shares of Common Stock, $.01 par value (the ACommon Stock@), and one redeemable common stock purchase warrant (the AWarrants@) of Rampart Capital Corporation, a Texas corporation (the ACompany@), or the underlying shares of Common Stock and Warrants, if separately transferable, for the consideration specified in Section 4 of the Warrant Agreement dated the date hereof between the Company and RSI (the AWarrant Agreement@), pursuant to which this Warrant is issued. All rights of the holder of this Warrant Certificate are subject to the terms and provisions of the Warrant Agreement, copies of which are available for inspection at the office of the Company. Capitalized terms used but not defined herein shall have the respective meanings set forth in the Warrant Agreement.

         The Shares Underlying Securities issuable upon the exercise of this Warrant have not been registered under the Securities Act of 1933, as amended (the AAct@), and no distribution of such Shares Underlying Securities may be made until the effectiveness of a Registration Statement under the Act covering such Shares Underlying Securities. Transfer of this Warrant Certificate is restricted as provided in Section 3(a) of the Warrant Agreement.

         This Warrant has been issued to the registered owner in reliance upon written representations necessary to ensure that this Warrant was issued in accordance with an appropriate exemption from registration under any applicable state and federal securities laws, rules and regulations. This Warrant may not be sold, transferred, or assigned unless, in the opinion of the Company and its legal counsel, such sale, transfer or assignment will not be in violation of the Act, applicable rules and regulations of the Securities and Exchange Commission, and any applicable state securities laws.

         Subject to the provisions of the Act and of such Warrant Agreement, this Warrant Certificate and all rights hereunder are transferable, in whole or in part, at the offices of the Company, by the holder hereof in person or by duly authorized attorney, upon surrender of this Warrant Certificate, together with the Assignment hereof duly endorsed. Until transfer of this Warrant Certificate on the books of the Company, the Company may treat the registered holder hereof as the owner hereof for all purposes.

         Any Shares (or other securities) Underlying Securities (or Other Securities) which are acquired pursuant to the exercise of this Warrant shall be acquired in accordance with the Warrant Agreement and certificates representing all securities so acquired shall bear a restrictive legend reading substantially as follows:

         THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER ANY APPLICABLE STATE LAW. THEY MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR PLEDGED WITHOUT (1) REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND ANY APPLICABLE STATE LAW, OR (2) AN OPINION OF COUNSEL (SATISFACTORY TO THE CORPORATION) THAT REGISTRATION IS NOT REQUIRED.

         IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be executed by its duly authorized officer.

Date: August 13 September ____, 1999.

                                                     Rampart Capital Corporation



                                                     By:
                                                    J. H. Carpenter, President

                                  SUBSCRIPTION

                  (To be signed only upon exercise of Warrant)


To:  Rampart Capital Corporation

         The undersigned, the holder of the enclosed Warrant Certificate, hereby irrevocably elects to exercise the purchase right represented by such Warrant Certificate for, and to purchase thereunder, _________________ Units (AUnits@), each consisting of two shares shares of Common Stock, $.01 par value, (the ACommon Stock@), and one redeemable common stock purchase warrant (the AWarrants@) of Rampart Capital Corporation, or the underlying Common Stock and Warrants, if separately transferable, and either tenders herewith payment of the purchase price in full in the form of cash or a certified or cashier=s check in the amount of $______________ therefor or, if the undersigned elects pursuant to
Section 4(b) of the Warrant Agreement referred to in the Warrant Certificate to convert the enclosed Warrant Certificate into Common Stock by net issuance, the undersigned exercises the Warrant by exchange under the terms of said Section 4(b), and requests that the certificate or certificates for such Shares securities be issued in the name of and delivered to the undersigned.

Date:    ______________________________


         ----------------------------------------
         (Signature must conform
in all respects to name
         of holder as specified on
the face of the Warrant
         Certificate)


         ---------------------------------------

         ---------------------------------------
         (Address)


         Please indicate in the space below the number of Shares Units called for on the face of the Warrant Certificate (or, in the case of a partial exercise, the portion thereof as to which the Warrant is being exercised), in either case without making any adjustment for additional Shares Units or other securities or property or cash which, pursuant to the adjustment provisions of the Warrant, may be deliverable upon exercise and whether the exercise is a cash exercise pursuant to Section 4(a) of the Warrant Agreement or a net issuance exercise pursuant to Section 4(b) of the Warrant Agreement.

Number of Shares Units (or shares of Common Stock and Warrants):  __________

Cash:____________________

Net issuance:______________

                                   ASSIGNMENT

                  (To be signed only upon transfer of Warrant)


For value received, the undersigned hereby sells, assigns and transfers unto ____________________________________ the right represented by the enclosed
Warrant Certificate to purchase ____________________ Units (AUnits@), each consisting of two shares of Common Stock, $.01 par value, (ACommon Stock@), and one redeemable common stock purchase warrant (AWarrant@) of Rampart Capital Corporation, or the underlying Common Stock or Warrants, with full power of substitution in the premises.

         The undersigned represents and warrants that the transfer, in whole in or in part, of such right to purchase represented by the enclosed Warrant
Certificate is permitted by the terms of the Warrant Agreement referred to in the Warrant Certificate, and the transferee hereof, by his acceptance of this Assignment, represents and warrants that he or she is familiar with the terms of such Warrant Agreement and agrees to be bound by the terms thereof with the same force and effect as if a signatory thereto.


Date:___________________




         (Signature must conform
in all respects to name of
         holder as specified on
the face of the Warrant
         Certificate)



         (Address)



Signed in the presence of:

                                                    EXHIBIT B

                            FORM OF LOCK-UP AGREEMENT

Redstone Securities, Inc.,
    As Representative of the Several Underwriters
101 Fairchild Avenue
Plainview, New York  10110

Ladies and Gentlemen:

         The undersigned understands that you, as the Representative of the several underwriters (the AUnderwriters@), propose to enter into an Underwriting Agreement (the AUnderwriting Agreement@) with Rampart Capital Corporation, a Texas corporation (the ACompany@), providing for the initial public offering (the AOffering@) by the Underwriters, of 1,500,000 500,000 Units, each consisting of two shares of Common Stock of the Company, $.01 par value (the ACommon Stock@), and one redeemable common stock purchase warrant (the AWarrants@), pursuant to the Company=s Registration Statement on Form SB-2 (the ARegistration Statement@) filed with the Securities and Exchange Commission.

         In consideration of the Underwriters= agreement to purchase the Common Stock, and for other good and valuable consideration, receipt of which is hereby acknowledged, the undersigned hereby agrees that during the period beginning on the date of this letter and ending three (3) years (the ALock-Up Period@) after the date of the final prospectus relating to the offer and sale of the Common Stock, the undersigned will not, directly or indirectly, offer, sell, contract to sell, grant any option for the sale of, pledge, or otherwise dispose of (individually, a ADisposition@) any Common Stock, or securities exercisable, convertible, or exchangeable for or into Common Stock (collectively, the ASecurities@), that the undersigned now owns or will own in the future (beneficially or of record), except (i) as a bona fide gift or gifts, provided the donee or donees thereof agree in writing to be bound by this Lock-Up Agreement, or (ii) with the prior written consent of the Representative. The foregoing restriction is expressly agreed to preclude the holder of Securities from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a Disposition of Securities during the Lock-Up Period, even if such Securities would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include, without limitation, any short sale or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from Securities.

                                      Sincerely,

Date: August 13 September ____, 1999


                                                              By: